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                                                                   EXHIBIT 23.13

                   CONSENT OF HAMBRECHT & QUIST INCORPORATED

     We hereby consent to the inclusion of our opinion letter dated September 19, 1994 to the Board of Directors of IDB Communications Group, Inc. as Appendix C to the Joint Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of 123 Corp., a wholly owned subsidiary of LDDS Communications, Inc., with and into IDB Communications Group, Inc., and to the references to such opinion in such Joint Proxy Statement-Prospectus under the captions "Summary Information -- Opinions of IDB's Financial Advisors," "Risk Factors -- Factors Concerning LDDS and
IDB -- Fairness Opinions -- Interests of Financial Advisors" and "Plan of
Merger -- Opinions of Financial Advisors -- IDB." In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                            HAMBRECHT & QUIST INCORPORATED

                                            By: /s/  DAVID GOLDEN
                                                David Golden
                                                Managing Director


November 29, 1994